Exhibit 10.46

Equity Transfer Agreement

This Agreement is made and entered into by and between the following parties on November 1, 2024

Transferor: Jiangxi Xindifeng New Materials Co., Ltd

Unified Social Credit Code:91360111352092519R

Transferee: Carbon Source Technologies (Hong Kong) Co., Ltd. (Hereinafter referred to as Party B)

Enterprise Code: 77019034.

Target Company: Jiangxi Jingchuang Metal Manufacturing Co., Ltd. (Hereinafter referred to as the Target Company)

Unified social credit code: 91360405MA7LH71T4J

The registered capital of Jiangxi Jingchuang Metal Manufacturing Co., Ltd. (Hereinafter referred to as the Target Company) is RMB 20 million. Among them, the registered capital of Party A is 20 million yuan, holding 100% of the shares of the target company, and the paid-in capital contribution has been made.In accordance with relevant laws and regulations, the parties to this Agreement have reached the following terms through friendly negotiation:

Article 1 Subject Matter and Price of Equity Transfer

1. Party A transfers its 51% equity of the Target Company to Party B at a price of RMB 10.2 million.

2. Other rights attached to the equity are transferred with the transfer of the equity.

Article 2 (Commitment and Guarantee)

The transferor guarantees that the equity transferred to the transferee in Article 1 of this contract is legally owned by the transferor. The transferor has the full and effective right of disposition. The Transferor guarantees that the equity transferred by it is free from any pledge or other security right and is not subject to recourse by any third party.

Article 3 (Liability for Breach of Contract)

In case of breach of contract, the defaulting party shall bear all responsibilities.

Article 4 (Method of Dispute Resolution)

1. This Agreement shall be governed by and construed in accordance with the relevant laws of the People’s Republic of China.

2. Any dispute arising from or in connection with this Agreement shall be settled by both parties through friendly negotiation submit to Shenzhen International Arbitration Court for arbitration.

Article 5 (Miscellaneous)

1. This Agreement is made in triplicate, one for each party, with the same legal effect.

2. This Agreement shall come into force upon signature by all parties.

(No text below)

Party A (seal/signature):

Legal Representative/Authorized Person:

Date

Party B (seal/signature): Carbon Source Technologies (Hong Kong) Limited

Representative/Authorized Person:

Date

Target Company: Jiangxi Jingchuang Metal Manufacturing Co., Ltd.

Legal Representative/Authorized Person:

Date